Exhibit 10.1

Execution Version

CREDIT AGREEMENT

Dated as of May 7, 2026

between

VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.,

as Borrower,

THE LENDERS PARTY HERETO,

and

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.,

as Administrative Agent, Sole Lead Arranger

and Sole Bookrunner

i

5.14	Ownership of Assets; Intellectual Property.	33
5.15	Place of Business	34
5.16	Trade Names	34
5.17	Material Contracts and Funded Debt	34
5.18	OFAC	34
5.19	Transactions with Affiliates	34
5.20	Anti-Corruption Laws	34
5.21	Beneficial Ownership Certification	34
5.22	Solvency	34
Article VI. Affirmative Covenants		35
6.01	Financial Statements	35
6.02	Certificates; Other Information	35
6.03	Notices	35
6.04	Taxes	36
6.05	Maintenance of Existence, Assets, and Business	36
6.06	Insurance	36
6.07	Compliance with Laws	37
6.08	Books and Records	37
6.09	Inspection Rights; Inspections	37
6.10	Use of Proceeds	37
6.11	Environmental Laws	37
6.12	Covenant to Give Security	37
6.13	ERISA	38
6.14	Anti-Corruption Laws	38
6.15	Maintenance of Collateral	38
Article VII. NEGATIVE COVENANTS		39
7.01	Liens	39
7.02	Loans and Investments	39
7.03	Indebtedness	39
7.04	Acquisitions, Mergers, and Dissolutions	40
7.05	Dispositions	40
7.06	Restricted Payments	40
7.07	Change in Nature of Business	41
7.08	Transactions with Affiliates	41
7.09	Compliance	41
7.10	Assignment	41
7.11	Fiscal year and Accounting Methods	41
7.12	Prepayments of Debt	41
7.13	Anti-Corruption Laws and Government Regulations	41
7.14	Financial Covenants	42
Article VIII. Events of Default and Remedies		42
8.01	Events of Default	42
8.02	Remedies Upon Event of Default	43
8.03	Application of Payments	44
Article IX. Agency.		44
9.01	Appointment and Authority	44
9.02	Rights as a Lender	44
9.03	Exculpatory Provisions	45
9.04	Reliance by Administrative Agent	45

9.05	Delegation of Duties	46
9.06	Resignation of Administrative Agent	46
9.07	Non-Reliance on Agents and Other Lenders	47
9.08	Administrative Agent May File Proofs of Claim	47
Article X. Miscellaneous.		48
10.01	Amendments; Etc	48
10.02	Notices and Other Communications; Facsimile Copies	49
10.03	No Waiver; Cumulative Remedies	49
10.04	Attorney Costs, Expenses and Taxes	49
10.05	Indemnification	50
10.06	Payments Set Aside	51
10.07	Successors and Assigns	51
10.08	Confidentiality	55
10.09	Set-off	56
10.10	Interest Rate Limitation	56
10.11	Counterparts	56
10.12	Integration	56
10.13	Survival of Representations and Warranties	57
10.14	Severability	57
10.15	Governing Law	57
10.16	WAIVER OF RIGHT TO TRIAL BY JURY	58
10.17	No Advisory or Fiduciary Responsibility	58
10.18	Patriot Act	59
10.19	ENTIRE AGREEMENT	59
10.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	59
10.21	Acknowledgement Regarding Any Supported QFCs	60
10.22	Erroneous Payments	60

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Compliance Certificate
EXHIBIT C	Reserved
EXHIBIT D	Form of Notice of Borrowing
EXHIBIT E	Forms of Tax Compliance Certificates
EXHIBIT F	Form of Lender Joinder Agreement
EXHIBIT G	Assignment and Assumption

SCHEDULES

Schedule I	Properties
Schedule 2.01	Lender Commitments
Schedule 5.16	Place of Business
Schedule 5.17 Schedule 7.03	Material Contracts Permitted Debt
Schedule 10.02	Lending Office; Address for Notices

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of May 7, 2026 (the “Effective Date”) by and among VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), the Lenders party hereto, and NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, Borrower has requested that the Lenders make loans to Borrower for general corporate purposes and such other uses permitted under this Agreement; and

WHEREAS, the Lenders are willing to make such loans upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS.

1.01
Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accountants” has the meaning specified in Section 6.01(a).

“Acquisition” means the acquisition by Borrower or any Subsidiary of or from any Person (whether pursuant to an acquisition of Equity Interests of such Person or of all or substantially all of the assets of such Person or of a distinct business unit of such Person or otherwise) of a business.

“Act” has the meaning specified in Section 10.18.

“Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Administrative Agent Office” means the office or offices of Administrative Agent described as such on Schedule 10.02, or such other office or offices as Administrative Agent may from time to time notify the Borrower.

“Advance” has the meaning specified in Section 2.01.

“Affiliate” means as to any Person, any other Person that directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition (a) “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies of a Person, whether through ownership of Voting Interests or other ownership interests, by contract, or otherwise, and (b) the term “Affiliate” includes each of the following as “Affiliates” of the others: (i) intentionally omitted, (ii) Borrower, (iii) any partner, shareholder or member of Borrower, and (iv) any officer, director or manager of Borrower.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Anti-Corruption Laws” has the meaning specified in Section 5.20.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Appraisal” means an appraisal conducted by a recognized third-party appraiser approved by Administrative Agent in its reasonable discretion.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.07), and accepted by Administrative Agent, substantially in the form of Exhibit G or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Stated Maturity Date, (b) the date of termination of the entire Revolving Commitment pursuant to Section 2.04(b), and (c) the date of termination of the commitment of Lenders to make Advances pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Beneficial Ownership Certification” means a certification in form and substance reasonably satisfactory to the Administrative Agent regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” is defined in Section 10.21(b).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of Texas.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases (but, for avoidance of doubt, not operating leases) on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Control Event” means any (i) Event of Default, or (ii) event or condition that, with the giving of any notice, the passage of time, or both, would become an Event of Default described in any of Sections 8.01(a) or 8.01(f).

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within 120 days from the date of acquisition thereof, (b) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the Laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided that, the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (d) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

“CFC” has the meaning specified in the definition of Foreign Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty; (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that, notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) NexPoint Advisors, L.P., a Delaware limited partnership or an Affiliate thereof shall cease to (i) advise VineBrook Homes or (ii) own or control at least 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of VineBrook Homes on a fully diluted basis (which for this purpose shall exclude all Equity Interests that have not yet vested), (b) VineBrook Homes, or an entity advised and/or owned by an Affiliate of NexPoint Advisors, L.P., a Delaware limited partnership, shall cease to Control Borrower or (c) VineBrook Homes OP GP, LLC, a Delaware limited liability company or an Affiliate thereof shall cease to be the general partner of Borrower.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the Properties.

“Collateral Documents” means, collectively, the Security Instrument and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of Administrative Agent.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Consolidated Assets” means, as of any date of determination, the balance sheet amount of the consolidated assets of VineBrook Homes on such date.

“Consolidated Debt” means, as of any date of determination, the balance sheet amount of the consolidated Debt of VineBrook Homes on such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Covered Entity” is defined in Section 10.21(b).

“Covered Party” is defined in Section 10.21(a).

“Debt” means (without duplication), for any Person, (a) all obligations required by GAAP to be classified upon such Person’s balance sheet as liabilities, (b) liabilities to the extent secured (or for which and to the extent the holder of the Debt has an existing right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) capital leases and other obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, (d) all obligations for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor, or otherwise), (e) all guaranties, endorsements, letters of credit, and other contingent liabilities with respect to Debt or obligations of others, to the extent that such would be classified as a liability on the balance sheet under GAAP and (f) the net obligation of such Person under any hedge agreement. For purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

“Debt to Capital Ratio” means, with respect to any Measurement Period, the ratio of (a) the Outstanding Amount of the Loan on such date of calculation to (b) the value of the Collateral on such date of calculation.

“Debtor Relief Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, fraudulent transfer, fraudulent conveyance, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, suspension of payments, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Right” is defined in Section 10.20(b).

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Advance within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, lease, transfer, conveyance, assignment, license, or other disposition (including any sale and leaseback transaction) of any asset by any Person, including any sale, assignment, transfer, conveyance, or other disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the Laws of the United States of America, any State thereof or the District of Columbia.

“EBITDA” means, for any period, Net Income of Borrower for such period, plus, without duplication and to the extent deducted in calculating Net Income for such period, the sum of (a) Interest Expense for such period, (b) Taxes paid in cash during such period, (c) the amount of depreciation and amortization expense deducted in determining Net Income, (d) any extraordinary or non-recurring items reducing Net Income for such period, subject to Lender’s reasonable approval, and (e) any non-cash items reducing Net Income for such period, minus (i) any extraordinary or non-recurring items increasing Net Income for such period, subject to Lender’s reasonable approval and (ii) any non-cash items increasing Net Income for such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in the introductory paragraph hereto.

“Employee Plan” means a pension, profit-sharing, or stock bonus plan intended to qualify under Section 401(a) of the Code, maintained or contributed to by Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

“Entitlement Orders” means “Entitlement Orders” as defined in the UCC.

“Environmental Law” means any Law that relates to the pollution or protection of the environment, the release of any materials into the environment, including those related to Hazardous Substances, air emissions and discharges to waste or public systems, or to health and safety.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations, or other equivalents, including membership interests (however designated, whether voting or nonvoting), or equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, in each case, whether outstanding on the date hereof or issued after the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code.

“Erroneous Payment” has the meaning assigned to it in Section 10.22(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.22(b).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.22(b).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.22(b).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), branch profits and franchise Taxes, in each case, (i) imposed by the United States of America (or any political subdivision thereof) or by the jurisdiction (or any political subdivision thereof) under the laws of which the Recipient is organized or conducts business (other than business arising from or relating to any transaction under any Loan Document) or in which its principal office, or its lending office, is located, or (ii) that are Other Connection Taxes; (b) in the case of a Lender,

U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor before such Lender became a party hereto or to such Lender before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(h) and (d) any withholding Taxes imposed under FATCA.

“Existing Maturity Date” has the meaning specified in Section 2.15.

“Extension Fee” means a fee equal to one half of one percent (0.50%) of the aggregate Revolving Commitment at the time of such payment.

“Extension Period” has the meaning specified in Section 2.15.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financials” means the financial statement and other information required in Section 6.01(b) for the fiscal quarter ended December 31, 2025, in form and substance satisfactory to the Administrative Agent.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that (a) is not a Domestic Subsidiary, (b) is a Domestic Subsidiary substantially all the assets of which are equity or debt of one or more controlled foreign corporations as defined for purposes of Section 957 of the Code (“CFC”), or (c) is a Domestic Subsidiary held by a CFC.

“Funded Debt” means, when determined, all capital leases and other obligations of the Loan Parties that have been (or under GAAP should be) capitalized for financial reporting purposes and all obligations for borrowed money of the Loan Parties (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor, or otherwise).

“GAAP” means generally accepted accounting principles in the U.S. set out in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government having authority over the Loan Parties or the Collateral.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Substance” means (a) any explosive or radioactive substance or waste, all hazardous or toxic substances, waste, or other pollutants, and any other substance the presence of which requires removal, remediation or investigation under any applicable Environmental Law, (b) any substance that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any applicable Environmental Law, or (c) petroleum, petroleum distillates, petroleum products, oil, polychlorinated biphenyls, radon gas, infectious medical wastes, and asbestos or asbestos-containing materials.

“Increase Option” has the meaning set forth in Section 2.12.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower under any Loan Documents and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05(a).

“Initial Facility Amount” means $20,000,000.00.

“Interest Coverage Ratio” means, with respect to a Measurement Period, the ratio of (i) EBITDA to (ii) Interest Expense.

“Interest Expense” means, for any period, total interest expense of Borrower (including that portion attributable to Capital Lease Obligations), premium payments, debt discount, fees, charges and related expenses with respect to all outstanding Debt of Borrower.

“Interest Payment Date” means the first calendar day of each month (or next succeeding Business Day thereafter).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Debt of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means (a) a rating equal to or higher than BBB- (or the equivalent) by Egan-Jones Ratings Company or if applicable, any successor thereto or (b) an investment grade rating by any other nationally recognized statistical rating organization selected by the Administrative Agent.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Joinder Agreement” means an agreement substantially in the form of Exhibit F, pursuant to which a new Lender joins the Loan Documents as contemplated by Section 10.07.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means a Lender’s address, and, as appropriate, account, as set out in its administrative questionnaire, or such other address or account as Lender may from time to time notify Borrower and Administrative Agent.

“Lien” means any lien (statutory or other), mortgage, security interest, financing statement, collateral assignment, pledge, assignment, charge, hypothecation, deposit arrangement, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing), or encumbrance of any kind, and any other right of or arrangement with any creditor (whether based on common law, constitutional provision, statute or contract) to have its claim satisfied out of any property or assets, or their proceeds, before the claims of the general creditors of the owner of the property or assets.

“Litigation” means any action by or before any Governmental Authority, arbitrator, or arbitration panel.

“Loan” means, collectively, the Advances made by Lenders to the Borrower pursuant to Article II.

“Loan Documents” means this Agreement, the Note, the Collateral Documents, all Guaranties, all Compliance Certificates, any Lender Joinder Agreement and any other agreement, document, and instrument in favor of Administrative Agent or the Lenders delivered in connection with, pursuant to, or under, this Agreement.

“Loan Parties” means the Borrower.

“Material Adverse Effect” means any circumstance or event that, individually or collectively with other circumstances or events, could reasonably be expected to result in (a) impairment of the ability of the Loan Parties, taken as a whole, to perform any of their respective payment or other material obligations under any Loan Document, (b) impairment of the ability of Administrative Agent or any Lender to enforce any Loan Party’s material obligations, or Lender’s material rights, under any Loan Document, (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party, and (d) a material and adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Loan Parties taken as a whole.

“Material Contract” means, for any Person, any agreement to which that Person is a party by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon thirty (30) or fewer days’ notice without liability for further payment other than nominal penalty, and that requires that Person to pay more than $250,000 in the aggregate during the term of such agreement.

“Maturity Date” means the earlier of (a) the Stated Maturity Date, (b) the date on which Administrative Agent declares all amounts under the Loan to be immediately due and payable pursuant to Section 8.02, and (c) the date upon which the Borrower terminates the Revolving Commitments pursuant to Section 2.04(b) or otherwise.

“Maximum Rate” has the meaning specified in Section 10.10.

“Measurement Date” has the meaning specified in Section 7.14(a).

“Measurement Period” means the twelve (12) consecutive calendar month period ended on the applicable Measurement Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Trigger Event” means, at Administrative Agent’s election, written notice from Administrative Agent to Borrower that an Advance for a Property has not been repaid within thirty (30) days of the date that the proceeds of such Advance were advanced.

“Net Asset Value” means, for any period, Consolidated Assets less Consolidated Debt.

“Net Income” means, for any period, the net income of Borrower determined in accordance with GAAP.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of this Agreement and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note, made by the Borrower in favor of requesting Lender evidencing the Loan made by such Lender, substantially in the form of Exhibit A.

“Notice of Borrowing” means a notice of an Advance pursuant to Section 2.02, substantially in the form of Exhibit D, appropriately completed and signed by a Responsible Officer of the Borrower.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to the Loan or any Advance, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, limited partnership or designated activity company, the certificate of incorporation or the certificate or articles of formation or organization (as applicable) and operating agreement or constitution (as applicable); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, as each may be amended, supplemented, restated or otherwise modified or added to from time to time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement or registration of, or performance under, or from the receipt or perfection of a security interest under or otherwise with respect to this Agreement or any other Loan Document (other than any such Taxes that are imposed with respect to an assignment except for an assignment pursuant to a request by the Borrower in accordance with Section 3.03).

“Outstanding Amount” means with respect to the Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loan, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(g).

“Payment Recipient” has the meaning assigned to it in Section 10.22(a).

“Permitted Debt” means, without duplication, (a) the Obligations, (b) Debt arising from endorsing negotiable instruments for collection in the ordinary course of business, (c) purchase money Debt and Capital Lease Obligations incurred in the ordinary course of business which, in any case individually do not exceed $250,000, (d) Debt among the Loan Parties, and guaranties by any Loan Party of Debt otherwise permitted hereunder, (e) Debt existing on the Closing Date and disclosed to the Administrative Agent,

(f) indemnities arising under agreements entered into by any Loan Party in the ordinary course of business, (g) trade payables paid within ninety (90) days after they are incurred, Tax liabilities and other current liabilities incurred in the ordinary course of business, (h) any Debt approved in writing by Administrative Agent after the Closing Date and which is in Proper Form, (i) Debt incurred in respect of appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, and with respect to appeal bonds in an aggregate amount not to exceed $250,000 at any time, (j) Debt which represents an extension, refinancing, or renewal of any of the Debt described in clauses (c) and (f) hereof; provided that, the principal amount of such Debt is not increased, except by an amount equal to a reasonable premium or other reasonable amount paid and fees and expenses incurred, in connection with such refinancing and any existing unutilized commitments thereunder, and the terms of any such extension, refinancing, or renewal taken as a whole are not materially less favorable to the obligor thereunder than the original terms of such Debt, (k) customary non-recourse, carveout guarantees by any Loan Party, (l) full recourse guarantees by any Loan Party in an aggregate amount not to exceed fifteen percent (15%) of the total Debt of such Loan Party and (m) any Debt disclosed on Schedule 7.03.

“Permitted Investments” means (a) marketable obligations backed by the full faith and credit of the U.S. (and investments in mutual funds investing primarily in those obligations), (b) certificates of deposit or banker’s acceptances that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks having combined capital, surplus, and undivided profits of not less than $250,000,000 (as shown on its most recently published statement of condition), (c) cash or Cash Equivalents, (d) eurodollar time deposits or investments managed by Administrative Agent, (e) commercial paper and similar obligations rated “P-2” or better by Moody’s or “A-2” or better by S&P, (f) investments in securities purchased by any Loan Party under repurchase obligations pursuant to which arrangements are made with selling financial institutions (being a financial institution having unimpaired capital and surplus of not less than $500,000,000 and with a rating of “A-1” by S&P or “P-1” by Moody’s) for such financial institutions to repurchase such securities within 30 days from the date of purchase by such Loan Party, and other similar short term investments made in connection with the Loan Party’s cash management practices, (g) non-cash proceeds from Dispositions permitted under Section 7.05, (h) investments by any Loan Party in its wholly-owned Subsidiaries, including, but not limited to the creation of new wholly-owned Subsidiaries, (i) advances to any of Borrower’s Subsidiaries, (j) investments in the form of capital contributions and the Acquisition of Equity Interests made by any Loan Party in any other Loan Party that has been previously approved in writing by Administrative Agent, (k) investments received in settlement of amounts due to a Loan Party effected in the ordinary course of business or owing to a Loan Party as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party, (l) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Debt or claims due or owing to a Loan Party (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Debt or claims, (m) $2,500,000.00 investment in Vesta Ventures Fund I, LP, a Residential PropTech Venture Fund, and (n) any other investments approved in writing by Administrative Agent after the Closing Date.

“Permitted Liens” means (a) Liens securing the Obligation, (b) Liens which secure purchase money Debt and Capital Lease Obligations permitted under clause (c) of the definition of Permitted Debt, (c) Liens for Taxes; provided that, (i) no amounts are due and payable and no Lien has been filed or agreed to, or (ii) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, and reserve or other provision required by GAAP has been made, (d) judgments and attachments not otherwise prohibited by Section 8.01(g) or disclosed in VineBrook Homes’s filings with the Securities and Exchange Commission, (e) rights of offset or statutory banker’s Lien arising in the ordinary course of business in favor of commercial banks; provided that, any such Lien shall only extend to deposits and property in possession of such commercial bank and its Affiliates, (f) good-faith pledges or deposits made in the ordinary course of business to secure (i) statutory obligations, (ii) occupational accident policies, or (iii) surety or appeal bonds, or indemnity, performance or other similar bonds, and in the case of appeal bonds, in an aggregate amount not to exceed $250,000 at any time or in any amount if in conjunction with any litigation disclosed in VineBrook Homes’s filings with the Securities and Exchange Commission or related to or arising from such litigation, (g) Liens (other than for Taxes) imposed by operation of law; provided that, (i) such Liens relate to obligations not overdue or the validity or amount of such Lien is being contested in good faith by lawful proceedings diligently conducted, (ii) reserve or other provision required by GAAP has been made, and (iii) within sixty (60) days after the entry thereof, levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full by insurance (subject to the customary deductible), (h) all encumbrances and other matters disclosed in the Title Insurance Policies for the Properties as Lender has approved in writing, and (h) any Liens approved in writing by Administrative Agent prior to or after the Closing Date.

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, syndicate, Governmental Authority or other entity or organization of whatever nature.

“Proper Form” means in form and substance reasonably satisfactory to Administrative Agent and its legal counsel.

“Properties” means the properties that Borrower causes its subsidiaries to purchase with the proceeds of this Loan, approved by Administrative Agent and the Lenders listed on Schedule I, as such schedule may be updated by Borrower from time to time with the consent of Administrative Agent and the Lenders, in their sole and absolute discretion.

“QFC” is defined in Section 10.20(b).

“QFC Credit Support” is defined in Section 10.20.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Register” has the meaning specified in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” means the meaning specified in Section 9.06(b).

“Representatives” mean representatives, agents, officers, directors, employees, consultants, contractors, and attorneys.

“Required Lenders” means, for any period during the term of this Agreement where there are: (a) two or fewer Lenders, all Lenders; and (b) three or more Lenders, Lenders having Total Credit Exposures representing more than 50.0% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” means the meaning specified in Section 9.06(a).

“Responsible Officer” means, with respect to the Borrower, the chief executive officer, president, executive vice president or a financial officer of Borrower, and any additional authorized person who is hereafter designated in writing by the Borrower to Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities, or other property) with respect to any capital stock or other Equity Interest of any Loan Party or any Subsidiary of such Loan Party, or any payment (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interests, or on account of any return of capital to a Loan Party’s or such Subsidiary’s shareholders, partners, or members (or the equivalent thereof). For the avoidance of doubt, any distribution made by a Loan Party pursuant to the distribution language in its Organization Documents shall constitute a “Restricted Payment” for purposes of this Agreement.

“Revolving Commitment” means with respect to each Lender on any date, the commitment of such Lender to make an Advance subject to Section 4.02, as such commitment may be adjusted from time to time in accordance with this Agreement. The initial amount of such Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or Lender Joinder Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its Outstanding Amounts.

“S&P” means S&P Global Ratings, a subsidiary of S&P Global, Inc., and any successor thereto.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“Security Instrument” means a mortgage, assignment of leases and rents and fixture filing, deed of trust, assignment of leases and rents and fixture filing or deed to secure debt, assignment of leases and rents and fixture filing, as applicable, for each Property or for multiple Properties located within the same county or parish, executed and delivered by Borrower if a Mortgage Trigger Event has occurred, constituting a Lien on the Improvements and the Property or Properties, as applicable, as Collateral for the Obligations, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Solvent” or “Solvency” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital; and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Maturity Date” means May 7, 2028, as it may extended pursuant to Section 2.15.

“Subsidiary” of a Person means corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Voting Interests are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references in this Agreement or the Loan Documents to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or to Subsidiaries of Borrower.

“Supported QFC” is defined in Section 10.20.

“Tax Distribution” means any cash distribution made by any Loan Party or Subsidiary that is treated for U.S. federal income tax purposes as a tax transparent entity or a CFC in an amount necessary for the payment of the federal, state and local income tax obligations on account of the attribution of each such Person’s income to its direct or indirect shareholders or members, as the case may be, by reason of such Person being a tax transparent entity or a CFC for federal income tax purposes, in each case determined at the highest individual marginal rate for such taxes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Insurance Company” means the applicable title insurance company selected by Borrower and reasonably approved by Administrative Agent.

“Title Insurance Policy” means, following a Mortgage Trigger Event, with respect to each applicable Property, an ALTA mortgagee title insurance policy issued by the Title Insurance Company containing such endorsements as Administrative Agent may reasonably require (to the extent available in the state where the Property or the Properties, as applicable, are located) in a form reasonably acceptable to Administrative Agent (or, if such Property or the Properties, as applicable, are located in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state and determined that is reasonably acceptable to Administrative Agent) issued with respect to such Property or Properties, as applicable, and insuring the Lien of the applicable Mortgage encumbering such Property or Properties, as applicable, as a valid first priority Lien and naming Administrative Agent, its successors and assigns, as the insured party.

“Total Credit Exposure” means, as to any Lender at any time, the unused Revolving Commitments and Revolving Credit Exposure of such Lender at such time.

“Treasury Rate” means the 5-year U.S. Treasury Rate as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time), as determined by Administrative Agent.

“UCC” means the Uniform Commercial Code, as adopted in Texas and as amended from time to time.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” is defined in Section 10.20.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(h)(ii).

“Value” means, at any time with respect to any Property, an amount equal to its appraised value as determined on the basis of an Appraisal accepted by Administrative Agent in its sole discretion.

“VineBrook Homes” means VineBrook Homes Trust, Inc., a Maryland corporation.

“Voting Interests” of any Person means the capital stock (or other Equity Interest) of such Person having ordinary voting power for the election of directors (or other governing body).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(c)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03
Accounting Terms.
(a)
Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP applied on a consistent basis, as in effect from time to time. All financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in the same manner in which the Loan Parties have been preparing such financial data (including financial ratios and other financial calculations) since the date of their inception through the date hereof, including, without limitation, any income and expense data that has been, is and will continue to be prepared using GAAP accounting.
(b)
Changes in Accounting. If at any time any change in GAAP accounting would affect the computation of any financial ratio or requirement set forth in any Loan Document or the Loan Parties want to effect any change in the manner in which they prepare their financial data (including financial ratios and other financial calculations), the Loan Parties shall inform Administrative Agent of any such change prior to the Loan Parties submitting to Administrative Agent any other financial statements and other documents required under this Agreement, provided that, if such change affects the calculation of any financial ratio or calculation set forth in any Loan Document, Administrative Agent and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change. For the avoidance of doubt, Administrative Agent, Lenders, and the Loan Parties hereby acknowledge and agree that

(A) until any change described in this Section is effected, financial ratios and calculations shall continue to be computed in accordance with the accounting standards prior to such change therein, and (B) the applicable Loan Parties shall provide to Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change.

1.04
Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest two decimal places.
1.05
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

ARTICLE II.

THE COMMITMENT AND ADVANCES

2.01
Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, an “Advance”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the limits of the Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.
2.02
Borrowing.
(a)
Subject to compliance with Article 4, Borrower may request a Loan by submitting a Notice of Borrowing to Administrative Agent. Each Notice of Borrowing must be received by Administrative Agent no later than 10:00 a.m. (Central time) to be deemed received on the date it is delivered; any Notice of Borrowing received after 10:00 a.m. (Central time) shall be deemed received on the following Business Day. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Advance, (ii) the use of the proceeds of such proposed Advance and (iii) the proposed borrowing date, which must be a Business Day. Administrative Agent shall be entitled to rely conclusively on any Responsible Officer’s authority to request an Advance on behalf of the Borrower. Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.
(b)
Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Advance shall be made in a minimum amount of $100,000.
2.03
Funding of Borrowings.
(a)
Funding by Lenders. Each Lender shall make the amount of each Advance to be made by it hereunder available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the proposed date thereof. The Administrative Agent will make all such funds so received available to the Borrower in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Notice of Borrowing.
(b)
Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender, prior to the proposed date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s share of such Advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Advance available to the Administrative Agent, then the applicable Lender and the Borrower agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the interest rate applicable to the Revolving Commitments. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Advance to the Administrative Agent, then the amount so paid shall constitute such Lender’s portion of such Advance. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
2.04
Reduction or Early Termination of Revolving Commitments.
(a)
Reduction of Revolving Commitments. To the extent that Borrower has exercised the Increase Option, then Borrower may, upon written notice to Administrative Agent, from time to time reduce the Revolving Commitments to an amount not less than the Initial Facility Amount without premium or penalty; provided that (a) any such notice shall be received by Administrative Agent not later than 10:00 a.m. (Central time) thirty (30) days prior to the date of reduction, and (b) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $250,000 in excess thereof. Such reduction of the aggregate Revolving Commitments will be applied to the Revolving Commitment of each Lender according to its Applicable Percentage.
(b)
Termination of Revolving Commitments. So long as no Notice of Borrowing is outstanding, the Borrower may, upon written notice to Administrative Agent, from time to time permanently terminate the Revolving Commitments; provided that (a) any such notice shall be received by Administrative Agent not later than 10:00 a.m. (Central time) thirty (30) days prior to the date of termination and (b) the Borrower shall not terminate the Revolving Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount is greater than $0.
2.05
Voluntary and Mandatory Prepayments.
(a)
The Borrower may at any time, by notice to Administrative Agent, voluntarily prepay the Loan in whole or in part; provided that (i) such notice must be received by Administrative Agent not later than 10:00 a.m. (Central time) five (5) Business Days prior to the prepayment date; and (ii) any prepayment shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof; or if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the prepayment amount specified in such notice shall be due and payable on the date specified therein.
(b)
Reserved.
(c)
Any prepayment of a Loan in full made pursuant to Section 2.05(a) must be accompanied by all accrued interest thereon.
2.06
Repayment of the Loan and Interest. The Loan together with accrued and unpaid interest thereon, shall be due and payable in immediately available funds on the Maturity Date.
2.07
Interest and Payments.
(a)
Interest Rate. Each Advance shall bear interest at a rate of nine point seventy-five percent (9.75%) per annum from the date of such Advance, any unpaid interest compounded monthly. On each Interest Payment Date through and including the Maturity Date, Borrower shall pay interest in arrears in the amount of all interest accrued and unpaid. Such interest shall accrue to the holders of the Notes issued to the Lenders on an equal and ratable basis.
(b)
Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, all Obligations shall bear interest at rate equal to five percentage points (500 basis points) in excess of the applicable interest rate in Section 2.07(a), compounded monthly, but which shall not at any time exceed the Maximum Rate. Interest accrued pursuant to this Section 2.07(b) and all interest accrued but unpaid on or after the Stated Maturity Date shall be due and payable on demand.
(c)
Payments Generally. Except as set forth in clause (a) above, all payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Loan Documents shall be made to the Administrative Agent in Dollars and in immediately available funds.
2.08
Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (unless computation would result in an interest rate in excess of the Maximum Rate, in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be). Interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.09
Evidence of Debt. The Advances made by Lenders shall be evidenced by one or more accounts or records maintained by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent shall be conclusive absent manifest error of the amount of the Loan made by Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. The Borrower shall execute and deliver to Administrative Agent a Note, which shall evidence the Advances and the Loan in addition to such accounts or records.
2.10
Payments Generally.
(a)
Payments by Borrower. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to Administrative Agent, at the Administrative Agent Office in Dollars and in immediately available funds; in each case, not later than 3:00 p.m. (Central time), on the date specified herein. All payments received by Administrative Agent after 3:00 p.m. (Central time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Nothing herein shall be deemed to obligate Lenders to obtain the funds for any Loan in any particular place or manner or to constitute a representation by a Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(b)
Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)
Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to the Administrative Agent until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(d)
Several Obligations of Lenders. The obligations of the Lenders hereunder to make Advances and to make payments are several and not joint. The failure of any Lender to make any Advance or to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance, to purchase its participations or to make its payment under this Agreement.
2.11
Fees. The Borrower shall pay to Lender on the date of each Advance, a fully earned and non-refundable origination fee in the amount of 1.00% of such Advance to be funded from Loan proceeds.
2.12
Increase in the Revolving Commitment. The Borrower may request upon at least five (5) Business Days’ prior written notice, and the Administrative Agent and each increasing Lender may agree (each in its sole and absolute discretion), to increase the Revolving Commitment to an amount equal to $30,000,000.00. Such increase shall be effectuated in one or more increases (such increase(s) shall be referred to herein as the “Increase Option”).
2.13
Promissory Notes. Upon the request of any Lender made through the Administrative Agent, the Borrower shall prepare, execute and deliver to such Lender a promissory note of the Borrower payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent, which shall evidence such Lender’s Loans in addition to such records.
2.14
Defaulting Lenders.
(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Revolving Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)
Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Revolving Commitments, whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.15
Extension of Stated Maturity Date. The Borrower may elect, by notice to the Administrative Agent, not earlier than ninety (90) days and not later than thirty (30) days prior to the Stated Maturity Date then in effect hereunder (the “Existing Maturity Date”), to extend the Stated Maturity Date two times, each for an additional one (1) year period from the Existing Maturity Date (each, an “Extension Period”) so long as (x) no Event of Default or Default has occurred and is continuing on the date on which notice of such extension is given or on the Stated Maturity Date, (y) the representations and warranties contained in Article V or in any other Loan Document are true and correct on and as of the date on which notice of the such extension is given and on the Stated Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in Section 5.05 are hereby deemed to refer to the most recent financial statements furnished pursuant to Section 6.01, and (z) on or before the Existing Maturity Date, Borrower pays all fees (including the Extension Fee) and expenses of Administrative Agent and the Lenders to the extent then due.

ARTICLE III.

TAXES.

3.01
Taxes.
(a)
Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.
(b)
Payments Free of Taxes.
(i)
Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.

(ii)
If any Loan Party shall be required by applicable Law (as determined in the good faith discretion of such Loan Party) to withhold or deduct any Taxes from any payment by or on account of any obligation of such Loan Party, then (A) such Loan Party shall withhold or make such deductions as are determined by the applicable Loan Party to be required, and (B) the applicable Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law.
(c)
Increased Amount. If any Loan Party is required by applicable Law to deduct or withhold any Taxes from such payments and such Tax is an Indemnified Tax, then the amount payable by such Loan Party shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section 3.01), Administrative Agent receives an amount equal to the amount it would have received had no such deduction been made.
(d)
Other Taxes. In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(e)
Indemnification by the Borrower. The Borrower shall indemnify Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.01) paid or payable by the Administrative Agent on or with respect to an amount payable by the Borrower under or in respect to this Agreement or under any other Loan Document (or required to be withheld or deducted from any such amount paid to the Administrative Agent), together with any penalties, interest and reasonable expenses arising therefrom and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from the Administrative Agent as to the amount of such payment or liability delivered to the Borrower by the Administrative Agent shall be conclusive absent manifest error.
(f)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(f).
(g)
Evidence of Payments. Upon request by Administrative Agent, after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(h)
Status of Lenders.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (h)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing,
(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed copies of IRS Form W-8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E, as applicable; or
(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
3.02
Increased Costs.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement);
(ii)
subject Administrative Agent or any Lender to any Tax (except for Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
impose on Administrative Agent or any Lender any other condition affecting this Agreement or the Loan made by Lenders; and the result of any of the foregoing shall be to increase the cost to any Lender of making or maintaining the Loan (or of maintaining its obligation to make any Advance) or to reduce the amount of any sum received or receivable by Administrative Agent hereunder (whether of principal, interest or any other amount) then, upon request of Administrative Agent, the Borrower will pay to Administrative Agent such additional amount or amounts as will compensate Administrative Agent and Lender for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loan made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender, prepared in good faith, setting forth in reasonable detail the basis for calculating the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.02 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.02 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.03
Mitigation of Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 3.02, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Advance under this Agreement or to assign its rights and obligations under this Agreement to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.02, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
Replacement of Lenders; Prepayment. If any Lender requests compensation under Section 3.02, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.03(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) prepay, without any fee or penalty, the outstanding principal of such Lender’s pro rata share of the Loan plus accrued interest thereon, and if as a result the remaining Loans or Revolving Commitments exceed (A) the aggregate Revolving

Commitments or (B) the Lenders’ pro rata share of the Revolving Commitments, the Revolving Commitments shall be automatically reduced by the amount of such excess, or (ii) subject to the provision below, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.02) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)
such Lender shall have received payment of an amount equal to the outstanding principal of its pro rata share of the Loan, accrued interest thereon, accrued fees and all other amounts payable to it under this Agreement and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(ii)
in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(iii)
such assignment does not conflict with applicable Law; and
(iv)
in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver, or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

3.04
Requests for Compensation. A certificate of any Lender claiming compensation under this Article III and setting out the additional amount or amounts to be paid to it under this Agreement shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Borrower shall pay such Lender the amount shown as due on any such certificate within ninety (90) days after receipt thereof.
3.05
Survival. Each party’s obligations under this Article III shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV.

CONDITIONS PRECEDENT TO ADVANCES.

4.01
Conditions to Initial Advance. The obligation of Lenders to make the initial Advance hereunder is subject to satisfaction of the following conditions precedent:
(a)
Administrative Agent’s receipt of the following, each of which shall be originals, copies thereof in PDF format or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to Administrative Agent and its legal counsel:
(i)
duly executed counterparts of this Agreement;
(ii)
the Note;
(iii)
[Reserved];
(iv)
the Guaranty;
(v)
[Reserved];
(vi)
the certified copies of the Organization Documents of each Loan Party;
(vii)
[Reserved];
(viii)
such certificates of resolutions or other action, incumbency certificates and other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;
(ix)
certificates evidencing that each Loan Party is in good standing (or an analogous status) in its jurisdiction of formation;
(x)
certificates attesting to the Solvency of each Loan Party (on a consolidated basis) before and after giving effect to the Loan, from a Responsible Officer of each Loan Party;
(xi)
a certificate of a Responsible Officer of each Loan Party either(A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(xii)
a certificate signed by a Responsible Officer of each Loan Party certifying that there has been no event or circumstance since the date of the Financials that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xiii)
a duly completed pro forma Compliance Certificate as of the Closing Date signed by a Responsible Officer of each Loan Party;
(xiv)
a copy of the Financials as of a recent date acceptable to the Administrative Agent, certified by a Responsible Officer of the each Loan Party;
(xv)
a current survey for the Property, in the same form and prepared by a professional land surveyor licensed in the state in which the Property is located or otherwise reasonably acceptable to Administrative Agent. The surveyor’s seal shall be affixed to each survey and shall designate whether all or any of such Property is located in a “one hundred year flood hazard area”;
(xvi)
a (i) Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report from a nationally recognized environmental consultant approved by Administrative Agent, each dated no more than sixty (60) days prior to the date of the Advance, not less than ten (10) Business Days prior to the Advance, which report(s) shall show no environmental conditions or Hazardous Substances at the Property and be otherwise reasonably acceptable to Administrative Agent, and (ii) if the Property is located in an area with a high degree of seismic activity, a seismic report and analysis, including SEL/SUL calculations acceptable to Administrative Agent;
(xvii)
a physical conditions report with respect to the Property from a nationally recognized structural consultant approved by Administrative Agent dated no more than sixty (60) days prior to the date of the Advance, with such statements and conclusions that are reasonably acceptable to Administrative Agent; and
(xviii)
a zoning report regarding the Property from The Planning & Zoning Resource Company or another nationally recognized zoning consultant confirming that the Property is in compliance (or legal non-conformance) in all material respects with all with zoning, subdivision and building laws and any other applicable legal requirements (including, without limitation, zoning, subdivision and building laws).
(b)
Any reasonable and documented fees and expenses required to be paid on or before the Closing Date shall have been paid.
4.02
Conditions to each Advance. The obligation of Lenders to honor any Notice of Borrowing (including without limitation, the initial Advance) is subject to the following conditions precedent:
(a)
The representations and warranties contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(b)
No Default or Event of Default shall exist, or would result from such proposed Advance or from the application of the proceeds thereof.
(c)
Administrative Agent shall have received a Notice of Borrowing in accordance with the requirements hereof.

(d)
Administrative Agent shall have received a current survey for the Property, in the same form and prepared by a professional land surveyor licensed in the state in which the Property is located or otherwise reasonably acceptable to Administrative Agent. The surveyor’s seal shall be affixed to each survey and shall designate whether all or any of such Property is located in a “one hundred year flood hazard area”.
(e)
Administrative Agent shall have received a (i) Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report from a nationally recognized environmental consultant approved by Administrative Agent, each dated no more than sixty (60) days prior to the date of the Advance, not less than ten (10) Business Days prior to the Advance, which report(s) shall show no environmental conditions or Hazardous Substances at the Property and be otherwise reasonably acceptable to Administrative Agent, and (ii) if the Property is located in an area with a high degree of seismic activity, a seismic report and analysis, including SEL/SUL calculations acceptable to Administrative Agent.
(f)
Administrative Agent shall have received a physical conditions report with respect to the Property from a nationally recognized structural consultant approved by Administrative Agent dated no more than sixty (60) days prior to the date of the Advance, with such statements and conclusions that are reasonably acceptable to Administrative Agent.
(g)
Administrative Agent shall have received a zoning report regarding the Property from The Planning & Zoning Resource Company or another nationally recognized zoning consultant confirming that the Property is in compliance (or legal non-conformance) in all material respects with all with zoning, subdivision and building laws and any other applicable legal requirements (including, without limitation, zoning, subdivision and building laws).

Each Notice of Borrowing submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied on and as of the date of the applicable Advance.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

The Borrower represents and warrants to Administrative Agent and the Lenders on the date hereof and on the date of each Advance that:

5.01
Existence, Qualification and Power. Each Loan Party is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is organized, formed or incorporated (as applicable). Each Loan Party is properly licensed, and, in good standing and in compliance with fictitious name statutes in each such jurisdiction where the nature of its activities requires such compliance or licensing and where such failure to do so materially and adversely affects Administrative Agent’s or any Lender’s rights under the Loan Documents.
5.02
Authorization; No Contravention. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and each Loan Party’s performance of its obligations under the Loan Documents are within such Loan Party’s powers, have been duly authorized, do not conflict with any of its Organization Documents, and such Loan Documents do not conflict with any Law, agreement, or obligation by which such Loan Party is bound. Each Loan Party’s execution, delivery and performance of the Loan Documents to which each is or may be a party have received all, if any, requisite prior approvals of any Governmental Authority.

5.03
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, any Loan Party of this Agreement or any other Loan Document. Each Loan Party has all licenses, permits and approvals necessary for the conduct of its business.
5.04
Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party hereto or thereto, as applicable. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party party hereto or thereto, as applicable, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, examinership or other Laws, now or hereafter in effect, relating to or affecting creditors’ rights generally or by general principles of equity.
5.05
Financial Statements; No Material Adverse Effect.
(a)
There is no fact or condition relating to the Loan Documents or the Loan Parties’ financial condition, business or property that any Loan Party has failed to disclose that could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished by, or delivered on behalf of, the Loan Parties, at the time furnished or delivered, contains any known material misstatement of fact or knowingly omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading.
(b)
Since the date of the Financials, there has been no Material Adverse Effect.
5.06
Environmental Matters. No facility of any Loan Party is used for, or to the knowledge of any Loan Party has been used for, storage, treatment, or disposal of any Hazardous Substance in violation of any applicable Environmental Law, other than violations that individually or collectively would not constitute a Material Adverse Effect. No Loan Party knows of any environmental condition or circumstance adversely affecting its assets, properties, or operations that could reasonably be expected to result in a Material Adverse Effect.
5.07
Litigation. Except as disclosed to Administrative Agent, including as disclosed in VineBrook Homes’s filings with the Securities and Exchange Commission, no Loan Party is subject to, or aware of the threat of, any Litigation involving any Loan Party which, (a) purports to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated by the Loan Documents, or (b) if determined adversely to any Loan Party could reasonably be expected to result in a Material Adverse Effect.
5.08
Insurance. The Loan Parties maintain the insurance required under Section 6.06.
5.09
Taxes. All material Tax returns of each Loan Party required to be filed have been timely filed (or extensions have been granted) and all material Taxes imposed upon any Loan Party that are due and payable have been paid before delinquency, other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made.

5.10
ERISA.
(a)
Except with regard to events that would not reasonably be expected to result in a Material Adverse Effect, (i) each Employee Plan (other than a multiemployer plan) is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and (ii) is relying upon an IRS favorable advisory opinion letter issued to the institutional sponsor of the volume submitter plan document.
(b)
Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Plan that is subject to Title IV of ERISA, and has not incurred any liability with respect to any such Employee Plan under Title IV of ERISA.
(c)
There are no claims, actions, or Litigation (including by any Governmental Authority), and there has been no prohibited transaction or violation of the fiduciary responsibility rules, with respect to any Employee Plan which is or could reasonably be expected to be a Material Adverse Effect.
(d)
With respect to any Employee Plan subject to Title IV of ERISA: (i) no reportable event has occurred under Section 4043(c) of ERISA for which the Pension Benefit Guaranty Corporation requires thirty (30) day notice, (ii) no action by Borrower or any ERISA Affiliate to terminate or withdraw from any Employee Plan has been taken and no notice of intent to terminate an Employee Plan has been filed under Section 4041 of ERISA, (iii) no termination proceeding has been commenced with respect to an Employee Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.
5.11
Purpose of Facility.
(a)
Borrower shall use the proceeds of the Loans to fund (i) the acquisition of Properties by its subsidiaries, and (ii) the working capital needs of the Borrower and its subsidiaries.
(b)
Notwithstanding the foregoing, no part of the proceeds of the Loans will be used, directly or indirectly, for a purpose that violates any Law, including the provisions of Regulation U of the Federal Reserve Board.
5.12
Liens. No Lien exists on any asset of any Loan Party, other than Permitted Liens.
5.13
Debt. No Loan Party is an obligor on any Debt, other than Permitted Debt.
5.14
Ownership of Assets; Intellectual Property.
(a)
Each Loan Party has (i) indefeasible title to its real property, (ii) a vested leasehold interest in all of its leased property, and (iii) good title to its personal property, including without limitation, the Collateral, all as reflected on the most recently delivered financial statements of the Borrower and its Subsidiaries under, and in accordance with Section 6.01 (except for property that has been Disposed of as permitted by Section 7.05).
(b)
To Borrower’s knowledge, each Loan Party is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to any Loan Party, could not, individually or collectively, reasonably be expected to result in a Material Adverse Effect.
5.15
Place of Business. The location of each Loan Party’s place of business or chief executive office is set out on Schedule 5.16. The books and records of each Loan Party are located at its place of business or chief executive office or with its designee as shown on Schedule 5.16.
5.16
Trade Names. Except as disclosed to Administrative Agent, no Loan Party has used or transacted business under any other corporate or trade name in the five-year period preceding the Closing Date (including names of all Persons with which any Loan Party has merged or consolidated, or from which any Loan Party has acquired all or substantially all of such Person’s assets).
5.17
Material Contracts and Funded Debt. No Loan Party is a party to any Material Contract, other than the Loan Documents and the Material Contracts disclosed to Administrative Agent, including those on Schedule 5.17. No Loan Party has breached or is in default under any Material Contract or Funded Debt obligation beyond any applicable notice and opportunity to cure periods.
5.18
OFAC. The Borrower is not, nor any of its Subsidiaries, nor any Responsible Officer or, to their knowledge, any employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.
5.19
Transactions with Affiliates. Except as disclosed to Administrative Agent, no Loan Party is a party to an agreement or transaction with any of its Affiliates (excluding other Loan Parties), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm’s-length transaction with a Person that was not its Affiliate.
5.20
Anti-Corruption Laws. The Borrower and each of its Subsidiaries have conducted their businesses in compliance with (a) the Trading with the Enemy Act, the International Emergency Economic Powers Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), (b) the Act and other federal or state Laws relating to “know your customer” and anti-money laundering rules and regulations, and (c) the United States Foreign Corrupt Practices Act (the laws described in the foregoing clauses (a), (b) and (c), the “Applicable Anti-Corruption Laws”).
5.21
Beneficial Ownership Certification. The information provided to the Administrative Agent and the Lenders in the then most-current Beneficial Ownership Certification, if any, is true and correct in all respects.
5.22
Solvency. Each Loan Party is, and immediately after consummation of the transactions contemplated by the Loan Documents will be, Solvent.

ARTICLE VI.

AFFIRMATIVE COVENANTS.

So long as the Loan or other Obligations hereunder shall remain unpaid or unsatisfied (other than contingent obligations against which no claim has been asserted), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each other Loan Party to:

6.01
Financial Statements. Deliver to Administrative Agent, in form and detail satisfactory to Administrative Agent:
(a)
as soon as available, but in any event, within 120 days after the end of each fiscal year of each Loan Party (commencing with the fiscal year ending December 31, 2024), an audited consolidated balance sheet of each Loan Party as at the end of such fiscal year, and the related consolidated audited statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by such Loan Parties, and reasonably satisfactory to Administrative Agent (the “Accountants”);
(b)
as soon as available, but in any event within 45 days after the end of each fiscal quarter of each Loan Party, a balance sheet of each Loan Party and their wholly owned subsidiaries as at the end of such fiscal quarter (commencing with the fiscal quarter ended March 31, 2026), and the related statements of income or operations and shareholders’ equity, and cash flows for such fiscal quarter, certified by a Responsible Officer of or on behalf of each Loan Party with a certification that such financials fairly present the financial condition, results of operations, and shareholders’ equity of such Loan Party.
6.02
Certificates; Other Information. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent:
(a)
as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Loan Parties, a duly completed Compliance Certificate signed by a Responsible Officer of each Loan Party; and
(b)
as soon as available, but in any event within 120 days after the end of each fiscal year of the Loan Parties, a duly completed Compliance Certificate signed by a Responsible Officer of each Loan Party.
6.03
Notices. Promptly notify Administrative Agent:
(a)
notice, promptly after any Loan Party receives notice of, or otherwise becomes aware of, (i) the institution of any Litigation involving any Loan Party for which the monetary amount at issue is greater than $500,000, individually or in the aggregate, (ii) any material liability or alleged liability under any Environmental Law arising out of, or directly affecting, the properties or operations of such Loan Party, (iii) any substantial dispute with any Governmental Authority,(iv) the incurrence of any material contingent Debt, (v) any Loan Party’s execution of a Material Contract (or any Loan Party’s agreement to execute a Material Contract), and (vi) a Default or Event of Default, specifying the nature thereof and what action each Loan Party has taken, is taking, or proposes to take;

(b)
at least (i) thirty (30) days prior written notice of (A) any proposed relocation of its place of business or principal place of business, (B) any proposed relocation of the place where its books and records relating to accounts and general intangibles are kept, and (C) any change in the name, legal structure, place of business, or chief executive office of any Loan Party, or (ii) ten (10) days prior written notice of any proposed relocation of any of the Collateral to a location other than those set out on Schedule 5.16;
(c)
at least thirty (30) days prior written notice of any Acquisition or creation of a Subsidiary by Borrower, or that any Person has become a Subsidiary of any Loan Party. Nothing in this Section 6.03(c) shall be construed as permitting the Acquisition of, or creation of, a Subsidiary in contravention of this Agreement;
(d)
at least ten (10) days’ prior written notice of Borrower’s sale, assignment, transfer, conveyance or disposition (which for the avoidance of doubt, does not include a maturity of any Collateral) of any of the Collateral; and
(e)
(i) of any change in direct or indirect ownership interests in Borrower as reported in a “Beneficial Ownership Certification” provided to Administrative Agent or Lenders prior to or in connection with the execution of this Agreement, or (ii) if the individual with significant managerial responsibility identified in the certification ceases to have that responsibility or if the information reported about that individual changes; provided that, Borrower and each other Loan Party agree to provide such information and documentation as Administrative Agent or any Lender may request during the term of this Agreement to confirm or update the continued accuracy of the information provided in connection with the foregoing.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a)(vi) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04
Taxes. Promptly pay when due any and all material Taxes, other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made.
6.05
Maintenance of Existence, Assets, and Business. Except as otherwise permitted by Section 7.04, (a) maintain its existence and good standing in its state of organization, and (b) maintain its authority to transact business and good standing (if applicable) in all other jurisdictions where the nature and extent of its business and properties require due qualification and good standing where failure to do so under this clause (b) would result in a Material Adverse Effect, (c) maintain all licenses, permits and franchises necessary for its business where failure to do so would result in a Material Adverse Effect, and (d) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear and damage by insured casualty excepted) and make all necessary repairs and replacements.
6.06
Insurance. Upon the prior written request of Administrative Agent, and no later than thirty (30) days from Borrower’s receipt of Administrative Agent’s written request therefor, maintain liability insurance with financially sound and reputable insurance companies, not Affiliates of the Borrower, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses and operating in the same or similar locations.

6.07
Compliance with Laws. Comply with the requirements of all Laws (including fictitious or trade name statutes) and all orders, writs, injunctions and decrees applicable to it or its business or property, except in such instances in which (a) such requirement is contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and (b) the failure to comply would not result in a Material Adverse Effect.
6.08
Books and Records. Maintain books, records, and accounts necessary to prepare the financial statements required by Section 6.01.
6.09
Inspection Rights; Inspections.
(a)
Upon reasonable notice to Borrower and any applicable Loan Party, allow Administrative Agent (or its Representatives) at Administrative Agent’s cost and expense during normal business hours or at other mutually agreed upon times to inspect each Loan Party’s properties and examine, and, at Administrative Agent’s cost and expense, make copies of books and records (including without limitation, redacted versions of the books, records and reports covering the Collateral), and so long as no Event of Default has occurred and is continuing, any such inspection shall not occur more than one time during any 12-month period. Notwithstanding the foregoing, if Administrative Agent desires to view or copy any investor and/or partner lists of any Loan Party, Administrative Agent must execute a confidentiality and non-disclosure agreement with Borrower or such party prior to Borrower’s disclosure of such information. The Administrative Agent and each Lender hereby acknowledges and agrees that it shall not contact the Loan Parties’ investors or partners at any time.
(b)
If any of the Loan Parties’ properties, books or records are in the possession of a third party, upon seven (7) Business Days prior written notice to the applicable Loan Party, such Loan Party shall authorize that third party to permit Administrative Agent or its Representatives to have access to perform inspections, exams or audits and to respond to Administrative Agent’s requests for information concerning such properties, books and records at Administrative Agent’s cost and expense and unless an Event of Default has occurred and is continuing, not more than one time during any 12-month period; provided that such Loan Party may, but will not be required by Administrative Agent to, accompany Administrative Agent or its Representative. Administrative Agent may discuss, from time to time, any of the Loan Parties’ affairs, conditions and finances with its Representatives and certified public accountants.
(c)
Permit Administrative Agent to obtain Appraisals with respect to any Property (i) on an annual basis, and (ii) upon the occurrence and during the continuance of an Event of Default.
6.10
Use of Proceeds. Use the proceeds of the Loans only for the purposes represented in Section 5.11.
6.11
Environmental Laws. Conduct its business so as to comply in all material respects with all applicable Environmental Laws, shall promptly take corrective action to remedy any violation of any Environmental Law, and shall promptly notify Administrative Agent of any claims or demands by any Governmental Authority or Person with respect to any Environmental Law or Hazardous Substance.
6.12
Covenant to Give Security.
(a)
Upon the acquisition of any assets or property constituting Collateral by any Loan Party, such Loan Party shall, at such Loan Party’s expense promptly execute and deliver any and all instruments and documents and take all such other action as Administrative Agent may deem reasonably necessary or desirable to subject such property to the Liens now or hereafter intended to be covered by any of the Collateral Documents.
(b)
Promptly upon request by Administrative Agent (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, certificates, assurances and other instruments as Administrative Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ (except any Foreign Subsidiary’s) assets, rights or interests relating to the Collateral to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Administrative Agent the rights granted or now or hereafter intended to be granted to Administrative Agent under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries (except any Foreign Subsidiary) is or is to be a party, and cause each of its Subsidiaries (except any Foreign Subsidiary) to do so.
6.13
ERISA. Promptly during each year (a) pay contributions adequate to meet at least the minimum funding standards under ERISA with respect to each and every Employee Plan that is subject to Title IV of ERISA, (b) file each annual report required to be filed pursuant to ERISA in connection with each Employee Plan for each year, and (c) notify Administrative Agent within ten (10) days after the occurrence of any reportable event under Section 4043(c) of ERISA that might constitute grounds for termination of any Employee Plan that is subject to Title IV of ERISA by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Employee Plan that is subject to Title IV of ERISA.
6.14
Anti-Corruption Laws. Conduct its businesses in compliance with Applicable Anti-Corruption Laws.
6.15
Maintenance of Collateral. After a Mortgage Trigger Event, the Loan Parties shall ensure that Administrative Agent shall (subject to the Permitted Liens) have a first priority perfected security interest in, and Lien upon, the applicable Collateral and any and all products and proceeds thereof.

.

(a)
If a Mortgage Trigger Event has occurred and is continuing, Administrative Agent may, at its sole discretion and at Borrower’s cost, by delivering written notice to Borrower, require Borrower to cause its subsidiary that owns the applicable Property to execute and deliver a Security Instrument and procure Title Insurance Policy for the benefit of Administrative Agent with respect to each applicable Property. Borrower shall reasonably cooperate with Administrative Agent in the preparation and recordation of Security Instruments that are required to be executed and/or delivered hereunder and will, within fifteen (15) days of receipt of written notice from Administrative Agent that it is executing its right to obtain the Security Instrument (or such later date as Administrative Agent may reasonably agree), execute and deliver to Administrative Agent such Security Instrument in recordable form, together with all documents, affidavits, instruments, mortgage recording tax forms and other undertakings necessary to promptly effect such recordations.
(b)
Borrower shall pay all costs associated with executing, delivering and recording a Security Instrument, including all recordation taxes with respect to such Security Instrument, any costs and/or expenses related to the assembly of such Security Instrument and the delivery thereof to the proper Governmental Authority for recordation, reasonable out-of-pocket due diligence costs and expenses and any reasonable out-of-pocket attorneys’ fees or reasonable out-of-pocket fees for other professionals incurred in connection with the recordation of such Security Instrument and shall pay the cost of providing Title Insurance Policies and the reasonable out-of-pocket attorneys’ fees incurred in the delivery of legal opinions in connection with such Security Instrument.

ARTICLE VII.

NEGATIVE COVENANTS.

So long as the Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent obligations against which no claim has been asserted), the Borrower shall not, nor shall they permit any other Loan Party (except as otherwise indicated) to, directly or indirectly:

7.01
Liens.
(a)
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens; or
(b)
enter into any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its assets or revenues or prohibiting or restricting the ability of Borrower or any Loan Party to amend or otherwise modify this Agreement or any other Loan Document.
7.02
Loans and Investments. Make any Investments or extend credit to any other Person, except:
(a)
existing extensions of credit disclosed to Administrative Agent in writing;
(b)
extensions of credit among the Loan Parties which have recourse liability for the Obligations;
(c)
extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to Persons which are not Affiliates;
(d)
demand deposit accounts maintained in the ordinary course of business;
(e)
expense accounts for employees in the ordinary course of business which do not, in the aggregate, at any time exceed $25,000;
(f)
transactions permitted by Section 7.03; and
(g)
Permitted Investments.
7.03
Indebtedness. Create, incur, assume or suffer to exist any Debt, except Permitted Debt.

7.04
Acquisitions, Mergers, and Dissolutions. (i) Acquire all or any substantial portion of the Equity Interest in, Voting Interest in, or assets of, any other Person if an Event of Default exists or would arise as a result of such transaction, (ii) merge or consolidate with any other Person, (iii) liquidate, wind up or dissolve (or permit any liquidation or dissolution), (iv) suspend operations, or (v) create or acquire any Subsidiaries except that:
(a)
Any Loan Party (which for purposes of clarification includes, without limitation, a Person that was permitted or is permitted to be acquired in accordance with this Agreement) may merge or consolidate with or acquire Equity Interests in or assets of another Loan Party and, in the case of such merger or consolidation or, in the case of the conveyance or distribution of all of such assets, the non-surviving or selling entity, as the case may be, may be liquidated, wound up or dissolved; provided that, if Borrower is a party to such Acquisition, merger or consolidation, a Borrower must be the purchasing or surviving entity, as applicable.
7.05
Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)
Dispositions of obsolete or worn out property or assets, whether now owned or hereafter acquired, in the ordinary course of business;
(b)
Dispositions of inventory in the ordinary course of business;
(c)
the Disposition of delinquent accounts receivable in the ordinary course of business for purposes of collection;
(d)
Dispositions of property by any Loan Party to another Loan Party or to a wholly-owned Subsidiary; provided that, if the transferor of such property is a Borrower, the transferee thereof must be a Borrower;
(e)
the leasing or subleasing of assets in the ordinary course of business;
(f)
Dispositions permitted by such Loan Party’s Organization Documents; and
(g)
to the extent permitted by Section 7.04.
7.06
Restricted Payments. Declare or make any Restricted Payment other than:
(a)
Tax Distributions;
(b)
Restricted Payments declared or made by Borrower to the holder of the Equity Interests in Borrower, including without limitation, the general partner/managing member of Borrower;
(c)
Intentionally Omitted; and
(d)
provided that no Default or Event of Default then exists or would arise as a result of such Restricted Payments, other Restricted Payments.

No Loan Party may enter into or permit to exist any arrangement or agreement (other than this Agreement) that prohibits it from paying dividends or making other Restricted Payments. With the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, in the event of the sale, assignment or transfer of any Collateral and a Loan Party wishes to make a Restricted Payment in connection therewith or in the event that a Loan Party wishes to sell, assign or dissolve the Borrower, such Loan Party may submit a written request to the Administrative Agent describing the particular event and the consent requested, which the Administrative Agent shall respond to within 10 (ten) days of receipt of such request. The Loan Parties and Administrative Agent agree to use best efforts to modify the Collateral and terms of this Agreement and any Exhibits and Schedules attached hereto as necessary to accommodate any requests made by a Loan Party pursuant to this Section 7.06.

7.07
Change in Nature of Business. Engage in any business except the business in which it is engaged as of the Closing Date or any related business.
7.08
Transactions with Affiliates. Except as disclosed to Administrative Agent, enter into any Material Contract or any material transaction with any of its Affiliates (excluding other Loan Parties) other than transactions in the ordinary course of business which are upon fair and reasonable terms not materially less favorable to such Loan Party than such Loan Party could obtain in an arms’ length transaction with a Person that was not an Affiliate.
7.09
Compliance.
(a)
Violate the provisions of any Laws applicable to it, any agreement to which it is a party, or the provisions of its Organization Documents, if such violations individually or collectively would constitute a Material Adverse Effect; or
(b)
modify, repeal, replace or amend any provision of its Organization Documents in any manner which would be adverse to the interests of the Administrative Agent and the Lenders in any material respect.
7.10
Assignment.
(a)
Assign or transfer any of its rights, duties or obligations under any of the Loan Documents.
(b)
Amend, modify, restate, replace or terminate, or waive any provision of any Deposit Account Control Agreement or Securities Account Control Agreement without Administrative Agent’s prior written consent.
7.11
Fiscal year and Accounting Methods. Change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP or pursuant to Section 1.03(b)).
7.12
Prepayments of Debt. Voluntarily prepay principal of, or interest on, any Debt (other than the Obligations), if a Default or Event of Default exists or would result after giving effect to such payment or prepayment; or
7.13
Anti-Corruption Laws and Government Regulations.
(a)
Directly or, to its knowledge, indirectly use the proceeds of the Loan for any purpose which would breach the Applicable Anti-Corruption Laws.
(b)
Not and will not permit any Subsidiary to, (i) at any time be in violation of (A) any Applicable Anti-Corruption Law, or (B) any other Law if, in the case of this subclause (B), such Loan Party’s violation of such Law would result in (1) any Lender being prohibited from making any Advance, (2) any limitation on the ability of any Lender to make an Advance, or (3) any Lender being prohibited from otherwise conducting business with any Loan Party, or (ii) fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by Administrative Agent or any Lender at any time to enable Administrative Agent or such Lender to verify such Loan Party’s identity or to comply with any applicable Law, including Section 326 of the Act.
7.14
Financial Covenants.
(a)
Debt to Capital Ratio. Borrower shall not permit the Debt to Capital Ratio (calculated in accordance with GAAP and as reflected in the financial statements of the Loan Parties most recently delivered pursuant to this Agreement) to exceed 65%, determined as of March 31, 2026, and on the last day of each fiscal quarter thereafter (each, a “Measurement Date”).
(b)
Net Asset Value. As of each Measurement Date, VineBrook Homes shall not permit its Net Asset Value (calculated in accordance with GAAP and as reflected in the financial statements of the Loan Parties most recently delivered pursuant to this Agreement) to be less than $300,000,000.00.Net Operating Income. As of each Measurement Date, VineBrook Homes shall not permit its net operating income for the Measurement Period then-ended Investments (calculated in accordance with GAAP and as reflected in the financial statements of the Loan Parties most recently delivered pursuant to this Agreement) to be less than $100,000,000.00. EVENTS OF DEFAULT AND REMEDIES.
8.01
Events of Default. Any of the following shall constitute an “Event of Default”:
(a)
Non-Payment. The Borrower or any other Loan Party fails to pay when and as required to be paid herein (i) any amount of principal or interest of the Loan; provided that the first two failures in any twelve-month period shall not constitute an Event of Default unless such failure continues for a period of five (5) days, or (ii) within five (5) days after the same becomes due, any commitment or other fee due and payable hereunder or any other amount payable hereunder or under any other Loan Document;
(b)
Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.01, 6.02 or 6.03 and such failure continues for ten (10) days after the earlier of a Responsible Officer of such Loan Party obtaining knowledge thereof or Borrower receiving written notice thereof from the Administrative Agent, (ii) Section 6.05(a), 6.09 or Article VII, or any Collateral Document beyond any notice or cure period provided therein, or (iii) Section 6.12 and such failure continues for ten (10) days after the earlier of a Responsible Officer of a Loan Party obtaining knowledge thereof or Borrower receiving written notice thereof from the Administrative Agent; provided that if such default is capable of being cured and such cure is being diligently pursued, such ten-day period shall be extended for an additional twenty (20) days;
(c)
Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not otherwise expressly specified in this Section 8.01) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of Borrower obtaining knowledge thereof and receiving the written notice thereof from the Administrative Agent; provided that if such default is capable of being cured and such cure is being diligently pursued, such thirty-day period shall be extended for an additional sixty (60) days;

(d)
False Information; Misrepresentation. Any written, material information given to Administrative Agent by any Loan Party is false or any representation or warranty made to Lender contained in any Loan Document, at any time proves to have been incorrect in any material respect when made; provided that if such breach is reasonably susceptible of cure and does not have a Material Adverse Effect, then no Event of Default shall exist so long as Borrower cures said breach (i) within the notice and cure period provided in Section 8.01(a) above for a breach that can be cured by the payment of money, (ii) within the notice and cure period provided in Section 8.01(b) above for a breach of the specific covenants stated therein, or (iii) within the notice and cure period provided in Section 8.01(c) above for any other breach;
(e)
Cross-Default. Any Loan Party (i) fails to pay when due (after any applicable grace period) any Debt which (individually or in the aggregate) exceeds $750,000, or any default exists under any agreement which permits any Person to cause any Debt which (individually or in the aggregate) exceeds $750,000 to become due and payable by any Loan Party before its stated maturity;
(f)
Insolvency Proceedings, Etc. Any Loan Party (a) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than a voluntary liquidation or dissolution permitted by Section 7.04, (b) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant), and (i) the petition is not controverted within ten (10) days and is not dismissed within ninety (90) days, or (ii) an order for relief is entered under Title 11 of the United States Code, (c) makes an assignment for the benefit of creditors, (d) fails (or admits in writing its inability) to pay its debts generally as they become due, or (e) a receiver, examiner or liquidator is appointed for any Loan Party or any of their respective assets;
(g)
Judgments. There is entered against any Loan Party (a) a final non-appealable judgment or arbitration award for the payment of money in the amount exceeding $7,500,000 (individually or in the aggregate and net of applicable insurance if the insurer has accepted coverage), or (b) one or more non-monetary final non-appealable judgments that could be, or could reasonably be expected to be, individually or in the aggregate, a Material Adverse Effect, and, in either case enforcement of such judgment or award is not stayed, bonded, or paid within sixty (60) days after the entry of such final order or award;
(h)
Validity and Enforceability of Loan Documents. Subject to Permitted Liens, any Lien granted under any Collateral Documents ceases to be a first priority Lien on the Collateral. The validity or enforceability of any Loan Document at any time after its execution and delivery is contested by a Loan Party or a Loan Party denies that it has any further liability or obligations under any Loan Document; or
(i)
Change of Control. There occurs any Change of Control.
8.02
Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent may, and shall, upon the direction of the Required Lenders, take any or all of the following actions:
(a)
declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; declare the obligation of Lenders to make Advances to be terminated, whereupon the same shall forthwith terminate;

(b)
exercise all rights and remedies available to it under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the unpaid principal amount of the Loan and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Administrative Agent.

At such time as an Event of Default is no longer continuing, the Administrative Agent shall promptly notify any custodian, account bank, or any other Person to whom the Administrative Agent has delivered a Notice of Exclusive Control (as defined in the applicable Document) or similar notice that such Event of Default no longer exists and canceling any such Notice of Exclusive Control or similar notice.

8.03
Application of Payments. Following the exercise of remedies by the Administrative Agent with respect to the Collateral (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), the proceeds shall be applied by Administrative Agent (i) first, to the extent of any fees, expenses that are due and payable or, without duplication, amounts that are due and payable by the Borrower under indemnification claims, (ii) second (or first, if clause (i) does not apply), to pay all accrued and unpaid fees, expenses and indemnities of Administrative Agent in its capacity as such, (iii) third (or second, if clause (i) does not apply), to the payment of all other fees, expenses and indemnities for which Administrative Agent or any Lender is entitled to payment but have not yet been paid or reimbursed in accordance with the Loan Documents, (iv) fourth (or third, if clause (i) does not apply), to the payment of the remaining Obligations; and (v) fifth (or fourth, if clause (i) does not apply), if any surplus, being delivered to the party lawfully entitled to such surplus (or portion of such surplus).

ARTICLE IX.

AGENCY.

9.01
Appointment and Authority. Each of the Lenders hereby irrevocably appoints NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02
Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03
Exculpatory Provisions.
(a)
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VIII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04
Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05
Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of this facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
9.06
Resignation of Administrative Agent.
(a)
The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower (so long as no Event of Default has occurred and is continuing, in which case, in consultation with the Borrower), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)
If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the prior written consent of the Borrower (so long as no Event of Default has occurred and is continuing, in which case, in consultation with the Borrower), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
9.07
Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08
Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.

ARTICLE X.

MISCELLANEOUS.

10.01
Amendments; Etc.
(a)
Neither this Agreement nor any provision of this Agreement may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Documents, pursuant to an agreement or agreements in writing entered into by Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable under this Agreement, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable under this Agreement, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender affected thereby, (iv) alter the pro rata sharing of payments required under this Agreement, without the written consent of each Lender, (v) change any of the provisions of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights under this Agreement or make any determination or grant any consent under this Agreement, without the written consent of each Lender, (vi) intentionally omitted or (vii) release all or substantially all of the Collateral without the written consent of each Lender, provided, that nothing herein shall prohibit Administrative Agent from releasing any Collateral, or require the consent of the other Lenders for such release, if such release is expressly permitted under this Agreement or the other Loan Documents; provided that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent without its prior written consent.
(b)
Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and Administrative Agent if (i) by the terms of such agreement the Revolving Commitment of each Non-Consenting Lender shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Non-Consenting Lender receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement (other than contingent obligations against which no claim has been asserted).
(c)
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent under this Agreement, except that the Revolving Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender.
(d)
No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any other Loan Document shall in any event be effective unless the same shall be in writing and signed and delivered by the Required Lenders and the Borrower, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.02
Notices and Other Communications; Facsimile Copies.
(a)
General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices to the applicable party on Schedule 10.02; or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the other party. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii)(A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Administrative Agent pursuant to Article II shall not be effective until actually received by Administrative Agent. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.
(b)
Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, Administrative Agent, and the Lenders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(c)
Reliance by Administrative Agent. Administrative Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower by a Responsible Officer even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify Administrative Agent, Lender, their Affiliates, and their respective officers, directors, employees, agents and attorneys-in-fact from all losses, costs, expenses and liabilities resulting from the good faith reliance by such Person on each notice purportedly given by or on behalf of the Borrower.
10.03
No Waiver; Cumulative Remedies. No failure or delay by the Administrative Agent or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.
10.04
Attorney Costs, Expenses and Taxes. Each Loan Party agrees (a) to pay or reimburse Administrative Agent and Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of (i) this Agreement and the other Loan Documents, and (ii) any amendment, waiver, consent or other modification of the provisions of this Agreement and the other Loan Documents requested by a Loan Party, and (b) to pay or reimburse Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law). The foregoing costs and expenses shall include all search, filing and recording fees related thereto, fees paid to Egan-Jones Rating Company (or any successor ratings agency retained by Administrative Agent) in an aggregate amount not to exceed $35,000 in any calendar year, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent. All amounts due under this Section 10.04 shall be payable within fifteen Business Days after demand therefor and delivery to the Borrower of an invoice therefor with reasonable detail. The agreements in this Section 10.04 shall survive the termination of the Agreement and repayment, satisfaction or discharge of all other Obligations.
10.05
Indemnification.
(a)
Borrower shall indemnify and hold harmless Administrative Agent and each Lender on their own behalf and on behalf of their Affiliates, and their respective directors, partners, officers, employees, agents, trustees, administrators, managers, advisors and representatives (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OR THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction resulted from the gross negligence, breach in bad faith or willful misconduct of such Indemnitee. This Section 10.05(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)
To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.05(a) to be paid by it to Administrative Agent (or any sub-agent thereof), or any related party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub- agent), or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the percentage of each Lender’s Revolving Commitment at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), in connection with such capacity. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity from any Lender and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

(c)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the parties shall not assert, and hereby waive, and acknowledge that no other Person shall have, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 10.05(a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(d)
Payments. All amounts due under this Section 10.05 shall be payable not later than ten Business Days after demand therefor and delivery to the Borrower of an invoice therefor with reasonable detail.
(e)
Survival. The agreements in this Section 10.05 and the indemnity provisions of Section 10.05 shall survive the termination of this Agreement and the repayment, satisfaction or discharge of all the Obligations.
10.06
Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable interest rate set forth in Section 2.07 from time to time in effect.
10.07
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 10.07 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts. The aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably conditioned, withheld or delayed).
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned.
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i) of this Section and, in addition:
(A)
the consent of the Borrower (such consent not to be unreasonably conditioned, withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)
the consent of the Administrative Agent (such consent not to be unreasonably conditioned, withheld or delayed) shall be required for assignments to a Person that is not a Lender or an Affiliate of a Lender.
(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent all reasonably requested questionnaires and other diligence documentation.
(v)
No Assignment to Certain Persons. Notwithstanding anything to the contrary in this Agreement, no assignment shall be made or permitted to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof, or (C) Acis Capital Management, L.P.; Alvarez & Marsal Holdings, LLC; Farallon Capital Management, LLC; Glacier Lake Capital Advisors; Grosvenor Capital Management, L.P.; HarbourVest Partners LLC; Highland Capital Management, L.P.; Shorewood Management, L.P.; Stonehill Capital Management, LLC; Teneo, including Teneo Global Advisory and Teneo Capital, LLC; UBS, AG; Credit Suisse AG; UBS Securities LLC; or any Affiliate of any of the foregoing.

(vi)
No Assignment to Natural Persons or Non-U.S. Persons. No such assignment shall be made to (1) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (2) any Person that (a) is not a U.S. Person (unless such Person complies with the requirements of Section 3.01(h)), or (b) is a U.S. Person, but has not complied with the requirements of Section 3.01(h) or otherwise established an exemption from U.S. federal backup withholding.
(vii)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)
Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)
Participations. Any Lender may at any time, without the consent of, but with notice to (provided that if a Lender intends to sell a participation to a Person that is not a U.S. Person, such Lender must obtain the consent of the Borrower), the Borrower, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower, Administrative Agent, and other Lenders shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Subject to Section 10.07(c), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01 to the same extent as if it were Lender and had acquired its interest by assignment pursuant to Section 10.07(a) (subject to the requirements and limitations therein, including the requirements under Section 3.01(h) (it being understood that the documentation required under Section 3.01(h) shall be delivered to the participating Lender)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.10 as though it were Lender.
(e)
A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.02 than its participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the entitlement to a greater payment results from a Change in Law that occurs after such Participant acquired its participation.
(f)
Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.
(g)
Any Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person other than the Borrower, except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)
Joinder. With the prior written consent of the Administrative Agent in its sole discretion, at the request of the Borrower, a new lender may join the Loans as a Lender by delivering a Lender Joinder Agreement to the Administrative Agent, and such new Lender shall assume all rights and obligations of a Lender under this Agreement and the other Loan Documents; provided that:
(i)
the Revolving Commitment of the new Lender shall be in addition to the Revolving Commitment of the existing Lenders in effect on the date of such new Lender’s entry;
(ii)
the Revolving Commitment of the new Lender shall be in a minimum amount of $5,000,000, or such lesser amount agreed to by the Borrower and the Administrative Agent;
(iii)
such new Lender shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.01(h); and
(iv)
the parties shall execute and deliver to the Administrative Agent a Lender Joinder Agreement, any amendment hereto determined necessary or appropriate by the Administrative Agent in connection with such Lender Joinder Agreement, the Borrower shall execute such new Notes as the Administrative Agent or any Lender may request, and the new Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent, which amount the Administrative Agent may waive in its sole discretion.
10.08
Confidentiality. Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to their respective Affiliates and to their and their Affiliates’ respective directors, officers and employees who may need to know such information in connection with their duties relating to the Loan, (ii) to their and their Affiliates agents who need to know such information in connection with their duties relating to the Loan and to the extent that each such agent has executed a confidentiality agreement whereby such individual(s) agrees to the confidential nature of such Information and to keep such Information confidential, (iii) to their and their attorneys or accountants who are obligated under applicable Law or codes of professional responsibility to maintain the confidentiality of any Information received by them, (iv) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (v) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (vi) to any other party hereto, (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (viii) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in or swap counterparty relating to, or any prospective assignee of or Participant in or swap counterparty relating to, any of its rights or obligations under this Agreement, (ix) with the consent of the Borrower or (x) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 10.08 or (2) becomes available to Administrative Agent or a Lender on a nonconfidential basis from a source other than the Borrower that is not known to Administrative Agent or such Lender to be subject to a confidentiality obligation in favor of any Loan Party. For purposes of this Section, “Information” means, collectively, all information received from a Loan Party or any of its Subsidiaries or Affiliates relating to the Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Loan Party or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
10.09
Set-off. In addition to any rights and remedies of Lender provided by law, upon the occurrence and during the continuance of any Event of Default, to be paid any amounts due to it under any Loan Document, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.10
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).

If Administrative Agent shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent exceeds the Maximum Rate, Administrative Agent may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Maximum Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the “weekly ceiling” from time to time in effect. Chapter 346 of the Texas Finance Code shall not apply to the Borrower’s obligations hereunder.

10.11
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
10.12
Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or any Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
10.13
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and the Lenders, regardless of any investigation made by Administrative Agent or any Lender or on its behalf and notwithstanding that Administrative Agent or a Lender may have had notice or knowledge of any Default at the time of any Advance, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.14
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.15
Governing Law.
(a)
GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.
(b)
SUBMISSION TO JURISDICTION. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT (I) THE NEGOTIATION, EXECUTION, AND DELIVERY OF THE LOAN DOCUMENTS CONSTITUTE THE TRANSACTION OF BUSINESS WITHIN THE STATE OF TEXAS, (II) ANY CAUSE OF ACTION ARISING UNDER ANY OF SAID LOAN DOCUMENTS WILL BE A CAUSE OF ACTION ARISING FROM SUCH TRANSACTION OF BUSINESS, AND (III) EACH LOAN PARTY UNDERSTANDS, ANTICIPATES, AND FORESEES THAT ANY ACTION FOR ENFORCEMENT OF PAYMENT OF THE OBLIGATIONS OR THE LOAN DOCUMENTS MAY BE BROUGHT AGAINST IT IN THE STATE OF TEXAS. TO THE EXTENT ALLOWED BY LAW, EACH LOAN PARTY HEREBY SUBMITS TO JURISDICTION IN THE STATE OF TEXAS FOR ANY ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THE OBLIGATION OR THE LOAN DOCUMENTS AND WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE OR JURISDICTION TO OBJECT TO JURISDICTION OR VENUE WITHIN DALLAS COUNTY, TEXAS; NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 10.15 SHALL PREVENT ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST BORROWER, ANY COLLATERAL, OR ANY OF BORROWER’S PROPERTIES IN ANY OTHER COUNTY,

STATE, OR JURISDICTION. INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER STATE OR JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER BY ADMINISTRATIVE AGENT OR SUCH LENDER OF ANY OF THE FOREGOING.
(c)
WAIVER OF VENUE. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.16
WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.17
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that they have deemed appropriate and (iv) the Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b)(i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that they may have against any of the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.18
Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a written request by such Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19
ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
10.20
Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

10.21
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of Texas and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10.22
Erroneous Payments.
(a)
If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment

Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within thirty Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)
(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.22.
(b)
Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Revolving

Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Promissory Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Commitments of any Lender and such Revolving Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(c)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(d)
Each party’s obligations, agreements and waivers under this Section 10.22 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

[Signatures are on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

VINEBROOK HOMES OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	/s/ Paul Richards
Name: Paul Richards
Title: Authorized Signatory

Signature Page to

Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership, as Administrative Agent and Lender

By:	/s/ D.C. Sauter
Name: D.C. Sauter
Title: General Counsel

Signature Page to

Credit Agreement

SCHEDULE I

Reserved

SCHEDULE 2.01

Lender Commitments

Name	Commitment
NexPoint Real Estate Finance Operating Partnership, L.P.	$20,000,000.00
TOTAL	$20,000,000.00

SCHEDULE 5.16

I.
Place of Business or Chief Executive Office

300 Crescent Court, Suite 700, Dallas, TX 75201

II.
Books and Records of the Loan Parties

300 Crescent Court, Suite 700, Dallas, TX 75201

SCHEDULE 5.17

Material Contracts

[Intentionally Omitted.]

SCHEDULE 7.03

Permitted Debt

[Intentionally Omitted.]

SCHEDULE 10.02

Lending Office, Address for Notices

[Intentionally Omitted.]

EXHIBIT A

FORM OF NOTE

[Date]

FOR VALUE RECEIVED, VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”) hereby promises to pay to NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal sum of AND 00/100 DOLLARS ($ ) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower from time to time under that certain Credit Agreement, dated as of May 7, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between the Borrower and the Lender.

The Borrower promises to pay interest on the unpaid principal amount of the Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds as provided in the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note (this “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty, if any, and is secured by the Collateral (as defined in the Security Agreement). Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Agreement. The Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business in accordance with the terms of the Agreement; provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loan made by the Lender. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.

BORROWER:

VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.

By: VineBrook Homes OP GP, LLC, its general partner

By:
Name:
Title:

Signature Page to Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Loans and Payments

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

[Date]

Financial Statement Date: _____, ____

To: NexPoint Real Estate Finance Operating Partnership, as Administrative Agent Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 7, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), by and among VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), the lenders party thereto, and NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as administrative agent (the “Administrative Agent”).

The undersigned Responsible Officer hereby certifies, solely in his/her capacity as a Responsible Officer and not in an individual capacity and without personal liability, as of the date hereof that he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of Borrower and VineBrook Homes Trust, Inc. (the “Guarantor”), and that:

1.
Each Loan Party has delivered the financial statements required by [Section 6.01(a)] [Section 6.01(b)] of the Agreement for the fiscal quarter ended as of the above date.
2.
The undersigned has reviewed and is familiar with the terms of the Agreement and has made or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower and Guarantor during the accounting period covered by such financial statements.
3.
[To the knowledge of the undersigned, during such fiscal period Borrower and Guarantor performed and observed each covenant and condition of the Loan Documents applicable to it, and no Event of Default has occurred and is continuing.]

--or--

[To the knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Event of Default and its nature and status:]

4.
As shown below, Borrower is in full compliance with the Financial Covenants contained in the Agreement.

[Note to preparer. The following Financial Covenants are provided as illustration. The actual Financial Covenants must be obtained from the Agreement and Borrower to include specific calculations based upon formulas outlined in Agreement]

A.	Covenant: Debt to Capital Ratio of no more than 50% tested quarterly

Calculation:

	(a) Outstanding Amount of the Loan:	[ ]

	(b) The Value of the Collateral:	[ ]

Debt to Capital Ratio ((a):(b)) = [ ]%

Compliance? (Yes or No)
B.	Covenant: Net Asset Value of no less than $300,000,000.00

Calculation:

	(a) Consolidated Assets:	$[ ]

	(b) Consolidated Debt:	$[ ]

Net Asset Value ((a)-(b)) = $[ ]

Compliance? (Yes or No)

C.	Covenant: Net Operating Income of no less than $100,000,000.00

Calculation:

	Net Operating Income:	$[ ]

Compliance? (Yes or No)

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

BORROWER:

VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.

By: VineBrook Homes OP GP, LLC, its general partner

By:
Name:
Title:

GUARANTOR:

VINEBROOK HOMES TRUST, INC.

By:
Name:
Title:

Signature Page to

Compliance Certificate

EXHIBIT C

RESERVED

Exhibit C

EXHIBIT D

NOTICE OF BORROWING

NextPoint Real Estate Finance Operating Partnership, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201 Attention: Brad Heiss

Email: BHeiss@Nexannuity.com

[Date]

Ladies and Gentlemen:

The undersigned Borrower refers to the Credit Agreement dated as of May 7, 2026 (as from time to time amended, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the lenders party thereto, and NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as administrative agent (the “Administrative Agent”), and irrevocably requests an Advance be made pursuant to Section 2.02 of the Credit Agreement, and in that regard sets forth below the information relating to the requested Advance (the “Proposed Borrowing”):

(i)
The Business Day of the Proposed Borrowing is ________________.
(ii)
The principal amount of the Proposed Borrowing is $________________1.
(iii)
Proceeds of the Proposed Borrowing shall be used for the following purpose:

________________________________________________________________.

(iv)
The account to which proceeds of the Proposed Borrowing should be deposited is as follows:

Account No.:

ABA:

SWIFT:

Legal Name:

Address:

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(A)
the representations and warranties contained in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date of the Proposed Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

1 [Minimum amount of $20,000,000.]

Exhibit D – Page 1

(B)
Borrower shall have delivered to Administrative Agent a Borrowing Base Certificate in the form of Exhibit C to the Credit Agreement that contains information as of a recent date acceptable to the Administrative Agent; and
(C)
no Default or Event of Default exists or would result from the Proposed Borrowing or from the application of the proceeds thereof.

[Signature Page to Follow]

Exhibit D – Page 2

Very truly yours,

VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.

By: VineBrook Homes OP GP, LLC, its general partner

By:
Name:
Title:

Signature Page to

Notice of Borrowing

EXHIBIT E-1

FORM OF TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 7, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the lenders party thereto, and NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 3.01(h) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ______, 20___

Exhibit E-1

EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 7, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the lenders party thereto, and NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 3.01(h) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	______, 20__

Exhibit E-2

EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 7, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the lenders party thereto, and NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 3.01(h) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned will promptly so inform such Lender and (2) the undersigned will have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	______, 20__

Exhibit E-3

EXHIBIT E-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 7, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the lenders party thereto, and NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 3.01(h) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned will promptly so inform Borrower and Administrative Agent, and (2) the undersigned will have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	______, 20__

Exhibit E-4

EXHIBIT F

FORM OF LENDER JOINDER AGREEMENT

This LENDER JOINDER AGREEMENT (this “Joinder”) is made as of May 7. Reference is hereby made to the Credit Agreement dated as of May 7, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among VINEBROOK HOMES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the lenders party thereto, and , the lenders party thereto, and NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as administrative agent (the “Administrative Agent”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The “Additional Lenders” referred to on Schedule I agree as follows:

1.
Each Additional Lender agrees to become a Lender and to be bound by the terms of the Credit Agreement as a Lender pursuant to Section 10.07(h) of the Credit Agreement.
2.
Each Additional Lender: (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (except for copies of other Lenders’ Assignment and Assumptions which are available to the Additional Lenders upon request), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder; (b) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender or Additional Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (e) attaches (or has delivered to the Administrative Agent) completed and signed copies of any forms that may be required by the United States Internal Revenue Service (together with any additional supporting documentation required pursuant to applicable Treasury Department regulations or such other evidence satisfactory to the Borrower and the Administrative Agent) in order to certify such Additional Lender’s exemption from United States withholding taxes with respect to any payments or distributions made or to be made to such Additional Lender in respect of the Loans or under the Credit Agreement; and (f) confirms that it is a Qualifying Lender.
3.
Following the execution of this Joinder, a copy will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Joinder (the “Effective Date”) shall be the date recited above, unless otherwise specified on Schedule I.
4.
Upon such execution and delivery, as of the Effective Date, each Additional Lender shall be a party to the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

Exhibit F – Page 1

5.
This Joinder and any claim, controversy, dispute or cause of action arising out of or relating to this Joinder and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to its conflicts of law provisions.
6.
This Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder by facsimile or email (with a PDF copy attached) shall be effective as delivery of a manually executed counterpart of this Joinder.

[Remainder of Page Intentionally Left Blank;

Signature Page(s) to Follow.]

Exhibit F – Page 2

IN WITNESS WHEREOF, each Additional Lender has caused this Joinder to be executed by its officers thereunto duly authorized as of the date first written above.

[ADDITIONAL LENDER]

By:
Name:
Title:

Signature Page to

Lender Joinder Agreement

ACCEPTED AND APPROVED:

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, as the Administrative Agent

By:
Name:
Title:

Signature Page to

Lender Joinder Agreement

CONSENTED TO:

BORROWER:

VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.

By: VineBrook Homes OP GP, LLC, its general partner

By:
Name:
Title:

Signature Page to

Lender Joinder Agreement

SCHEDULE I

to

JOINDER

ADDITIONAL LENDERS

Lender:	[ ]
Additional Lender’s Revolving Commitment:	$[ ]
Total Revolving Commitment after giving effect to this Joinder:	$[ ]
Effective Date (if other than date of Joinder):	[ ]
Notice Information:	[Name] [Address] Attention: Telephone: Facsimile: Email:

Lender:	[ ]
Additional Lender’s Revolving Commitment:	$[ ]
Total Revolving Commitment after giving effect to this Joinder:	$[ ]
Effective Date (if other than date of Joinder):	[ ]
Notice Information:	[Name] [Address] Attention: Telephone: Facsimile: Email:

Exhibit F

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.
Assignor[s]:
2.
Assignee[s]: [if applicable, indicate if Assignee is a Lender, an Affiliate of a Lender or an Approved Fund]
3.
Borrower: VineBrook Homes Operating Partnership, L.P., a Delaware limited partnership
4.
Administrative Agent: NexPoint Real Estate Finance Operating Partnership, L.P., as administrative agent under the Credit Agreement.
5.
Credit Agreement: Credit Agreement dated as of April [ ], 2026, among VineBrook Homes Operating , L.P., a Delaware limited partnership, as Borrower, the lenders from time to time party thereto and NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership, as administrative agent for itself and the other Lenders, as the same may be amended, restated, or supplemented from time to time.

Exhibit G – Page 1

6.
Assigned Interest[s]:2

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage of Assigned Loans	CUSIP No.
			$	$	%
			$	$	%
			$	$	%

[7. Trade Date: ]

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE:

2 [See Section 10.07(b)(i) of the Credit Agreement for minimum amounts for assignments.]

Exhibit G – Page 2

[NAME OF ASSIGNEE]

By:

Name:

Title:

Exhibit G – Page 3

[Consented to and] Accepted:

NEXTPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.,
as Administrative Agent

By:
Name:
Title:

[Consented to:]

VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.,
as Borrower

By: VineBrook Homes OP GP, LLC, its general partner

By:
Name:
Title:

Exhibit G – Page 4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) [The][Each] Assignor represents and warrants that it is a Qualifying Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(a) and Section 10.07(b)(iii), (v), and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(a) or Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a foreign lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee and (viii) it is a Qualifying Lender; and

(b) agrees that (i) it will, independently and without reliance upon Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit G

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the

Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Texas.

Exhibit G

EXHIBIT H

RESERVED

Exhibit H

EXHIBIT I

RESERVED

Exhibit I